FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2004

REGENERATION TECHNOLOGIES, INC.

(Exact name of issuer as specified in its charter)

DELAWARE	0-31271	59-3466543
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11621 RESEARCH CIRCLE

ALACHUA, FLORIDA 32615

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (386) 418-8888

None

(Former address, if changed since last report.)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements.

None

(b)	Pro Forma Financial Information.

None

(c)	Exhibits

99.1	Regeneration Technologies, Inc. press release dated April 15, 2004.

ITEM 9. REGULATION FD DISCLOSURE

On April 15, 2004, Regeneration Technologies, Inc. (RTI) issued a press release announcing that it had agreed with Medtronic Sofamor Danek (MSD) to amend their exclusive license and distribution agreement to supply human allograft tissue and bone paste for spine surgery. The amendment clarifies certain distribution requirements and reflects progress made at both companies since the original agreement was signed in June 2002.

The amended agreement provides that, among other things, MSD will continue to serve as the exclusive distributor for specialty tissue allografts and bone paste processed by RTI for use in spinal surgery in the United States, Canada and Puerto Rico. Pursuant to the amended agreement, RTI is able to distribute certain spinal implants outside of MSD’s exclusive territory and is able to develop new markets and distribution channels for non-spinal implants.

A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERATION TECHNOLOGIES, INC.

By	/s/ Thomas F. Rose
Thomas F. Rose
Vice President and Chief Financial Officer

Dated: April 15, 2004

EXHIBIT INDEX

99.1	Regeneration Technologies, Inc. press release, dated April 15, 2004.